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                                          											Exhibit 21.1


	             			SUBSIDIARIES OF THE REGISTRANT



                                             									Jurisdiction of
									                                              Incorporation
Name and Name Under Which Doing Business			           or Organization
----------------------------------------              ---------------

Sunquest Europa Limited				                         		United Kingdom

Sunquest Germany GmbH                           						Germany

Antrim Corporation                              						Texas

Sunquest Pharmacy Information Systems, Inc.         		Pennsylvania

e-Suite, Inc.		                                  					Arizona

Commerce Medica, Inc.			                           			Delaware